[LOGO]
                                  bluegreen(R)

                      4960 Conference Way North, Suite 100
                            Boca Raton, Florida 33431
                     Tel: (561) 912-8000 Fax: (561) 912-8100

                                                                  April 17, 2004

To our Shareholders:

      You are cordially invited to attend our Annual Meeting of Shareholders, which will be held at the Broward County Convention Center, 1950 Eisenhower Boulevard, 3rd floor, Fort Lauderdale, Florida, on Tuesday, May 11, 2004, at 3:30 p.m., local time.

      The accompanying Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting and contain certain information about us and our officers and Directors. Following the meeting, please join us for an Annual Celebration and Exposition. The schedule will be as follows: 3:30 - 5:00 p.m. Exposition open; 5:00 p.m. - 6:15 p.m. Video and Presentation; 6:15 p.m. - 8:00 p.m. Exposition open.

      Please sign, date and return the enclosed proxy card promptly. If you attend the meeting, and we sincerely hope you will, you may vote in person even if you have previously mailed a proxy card.

      Thank you for your attention and continued interest in our company. We look forward to seeing you at the meeting.

Very truly yours,


/S/ GEORGE F. DONOVAN

George F. Donovan
President and Chief Executive Officer

"BLUEGREEN" and the "BLUEGREEN Logo" trademarks are registered in the U.S. Patent and Trademark Office.

                              BLUEGREEN CORPORATION
                      4960 Conference Way North, Suite 100
                            Boca Raton, Florida 33431

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 11, 2004

      Our Annual Meeting of the Shareholders will be held at the Broward County Convention Center, 1950 Eisenhower Boulevard, 3rd floor, Fort Lauderdale, Florida, on Tuesday, May 11, 2004, at 3:30 p.m., local time, to consider and act on the following matters:

      (1) To elect four Directors, each of whom will serve for a three-year term;

      (2) To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

      The close of business on March 25, 2004, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

      THE PRESENCE OF A QUORUM IS IMPORTANT. THEREFORE, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY BY MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

By order of the Board of Directors,


/S/ RANDI S. TOMPKINS

Randi S. Tompkins
Clerk
April 16, 2004

                              BLUEGREEN CORPORATION
                      4960 Conference Way North, Suite 100
                            Boca Raton, Florida 33431
                                 (561) 912-8000

                                   ----------

                         Annual Meeting of Shareholders

                                  May 11, 2004

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                          INFORMATION ABOUT THE MEETING

      This Proxy Statement is being furnished to the holders of common stock, par value $.01 per share ("Common Stock") of Bluegreen Corporation, a Massachusetts corporation, in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Broward County Convention Center, 1950 Eisenhower Boulevard, 3rd floor, Fort Lauderdale, Florida, on Tuesday, May 11, 2004, at 3:30 p.m., local time, and at any adjournment or postponement thereof.

What is the purpose of the Annual Meeting?

      At the Annual Meeting, shareholders will act upon the proposal regarding the election of Directors and to transact such other business as may properly come before the meeting or any postponements or adjournments thereof. After the formal meeting has been adjourned, management will report on our performance and respond to appropriate questions from shareholders.

Who is entitled to vote at the Annual Meeting?

      The Board of Directors has fixed the close of business on March 25, 2004 (the "Record Date"), as the date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

What are the voting rights of the holders of Bluegreen Corporation common stock?

      Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share in person or by proxy at the Annual Meeting.

What is the difference between a shareholder of record and a "street name" holder?

      If your shares are registered directly in your name with Mellon Investor Services, our stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account, by a bank or other nominee or if you hold shares of our Common Stock in the Bluegreen Corporation Retirement Savings Plan you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in "street name."


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

Who can attend the Annual Meeting?

      Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

      IF YOU ATTEND, PLEASE NOTE THAT YOU MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER'S LICENSE OR PASSPORT. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

      REGISTERED SHAREHOLDERS SHOULD BRING THE ADMISSION TICKET ATTACHED TO THEIR PROXY CARD IN ORDER TO FACILITATE THEIR REGISTRATION PROCESS. PLEASE ALSO NOTE THAT IF YOU HOLD YOUR SHARES IN "STREET NAME" AND THEREFORE YOU DID NOT RECEIVE AN ADMISSION TICKET ATTACHED TO YOUR PROXY CARD, YOU WILL NEED TO BRING A COPY OF THE BROKERAGE STATEMENT REFLECTING YOUR STOCK OWNERSHIP AS OF THE RECORD DATE AND CHECK IN AT THE REGISTRATION DESK AT THE MEETING.

What constitutes a quorum?

      The presence at the Annual Meeting, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. The number of shares of Common Stock outstanding and entitled to vote on that date was 25,577,413, with each share being entitled to one vote. Thus the presence in person or by proxy of the holders of 12,814,284 shares of Common Stock will be required to establish a quorum.

What vote is required to approve a proposal?

      The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of Directors. Automatic Data Processing, Inc. Investor Communication Services ("ADP") will tabulate the votes, subject to the supervision of persons designated by the Board of Directors as inspectors.

How are "broker non-votes" counted?

      If you hold your shares in "street name" through a broker, bank or other nominee, then your broker, bank or nominee may or may not vote your shares in its discretion if you have not provided voting instructions to such broker, bank or nominee. Under the rules of the New York Stock Exchange ("NYSE"), your broker, bank or nominee may vote your shares in its discretion on "routine matters." The election of Directors is a routine matter on which brokers, banks and nominees will be permitted to vote your shares if no voting instructions are furnished. The rules of the NYSE, however, do not permit your broker, bank or nominee to vote your shares in its discretion on proposals that are not considered "routine matters." Because shares held in "street name" through brokers, banks and nominees will not be considered entitled to vote on matters as to which the broker, bank or nominee withholds authority (so called "broker non-votes"), "broker non-votes" will have no effect on the outcome of the election of Directors.

How do I vote?

      If you are a record shareholder, then you can give a proxy to be voted at the Annual Meeting by completing and mailing the enclosed proxy card. If you hold your shares in "street name," then you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.


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

      If you are a record shareholder, then you may vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting. If you are a "street name" holder, then you may vote your shares in person at the Annual Meeting only if you have obtained a signed proxy from your broker, bank or nominee giving you the right to vote the shares.

      Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your vote by proxy or by giving instructions to your broker, bank or other nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What if I do not specify how I want my shares voted?

      If you do not specify on your proxy card how you want to vote your shares, the proxy will be voted FOR the election of the nominees for Director. Although the Board of Directors is unaware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy will vote the proxies in accordance with their best judgment on those matters.

Can I vote by telephone or electronically?

      If you are a record shareholder, you can only vote by returning your proxy card in the enclosed envelope or by attending the Annual Meeting in person. If your shares are held in "street name," you may vote by mail, telephone, or electronically through the Internet, by following the instructions included with the proxy card that has been provided by your broker, bank or other nominee.

Can I change my vote after I return my proxy card?

      Yes. A shareholder may revoke their proxy by providing written notice of revocation addressed to Randi S. Tompkins, Clerk, at the above address or in person at any time before it is voted. Submission of a later dated and signed proxy will also revoke an earlier dated proxy. The powers of the proxy holders will be suspended if you attend the Annual Meeting and vote in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

How do I vote my 401(k) shares?

      If you participate in the Bluegreen Corporation Retirement Savings Plan, you may give voting instructions as to the number of shares of Common Stock credited to your account as of the Record Date. You may provide voting instructions to SunTrust Bank (the "Trustee"), by completing and returning the proxy card accompanying this proxy statement. The Trustee will vote your shares in accordance with your duly executed instructions received by 11:59 p.m. Eastern Standard Time on May 7, 2004. If you do not send instructions, the Trustee will vote the number of shares equal to the shares of Common Stock credited to your account as of the Record Date in the same proportion that it votes shares for which it did receive timely instructions.

      You may also revoke previously given voting instructions by filing with ADP either a written notice of revocation or a properly completed and signed proxy card bearing a later date, as long as such notice is received by ADP by 11:59 p.m. Eastern Standard Time on May 7, 2004. The Trustee will keep your voting instructions confidential.

What is the Board's recommendation?

      The Board of Directors recommends a vote FOR all of the nominees for Director. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.


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

                              CORPORATE GOVERNANCE

      Pursuant to our bylaws, our business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of our business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Director Independence

      The Board undertook a review of each Director's independence in March 2004. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and Bluegreen Corporation and its subsidiaries and affiliates, including those reported below under "Certain Relationships and Related Transactions." The Board also examined transactions and relationships between Directors or their affiliates and members of our senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent under applicable laws and regulations and the NYSE listing standards. As permitted by the listing standards of the NYSE, the Board determined that certain categories of relationships would not constitute material relationships that would impair a member's independence. The Board determined that the following relationships will not be deemed to be material relationships which impair independence: (i) serving on third party boards of directors with other members of the Board, (ii) payments or charitable gifts by us to entities with which a Director is an executive officer or employee where such payments do not exceed the greater of $1 million or 2% of such company's or charity's consolidated gross revenues,
(iii) investments by Directors in common with each other or us and (iv) direct or indirect ownership of our Common Stock. As a result of its review of the relationships of each of the members of the Board, and considering these categorical standards, the Board affirmatively determined that a majority of our Board members, including Norman H. Becker, Lawrence A. Cirillo, Scott W. Holloway, John Laguardia, Mark A. Nerenhausen, J. Larry Rutherford and Arnold Sevell, are independent Directors within the meaning of the listing standards of the NYSE and applicable law.

Attendance at Meetings of the Board of Directors

      Our Board of Directors held 11 meetings during the year ended December 31, 2003. Each Director attended at least 75% of the meetings of the Board of Directors and meetings of the committees of the Board on which he served. All of our Directors attended our 2003 Annual Meeting of Shareholders, although we do not have a policy requiring them to do so.

      Our Board of Directors has established Audit, Compensation, Nominating and Corporate Governance and Investment Committees. The Board has adopted a written charter for the Audit, Compensation and Nominating and Corporate Governance Committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our Directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics will be posted in the "Investor" section of our website at www.bluegreenonline.com prior to the Annual Meeting.

      Audit Committee. During 2003, the Audit Committee consisted of John Laguardia, Chairman, Norman H. Becker, J. Larry Rutherford and Arnold Sevell. The Board has determined that all members of the Audit Committee are "financially literate" and "independent" within the meaning of the listing standards of the NYSE and applicable SEC regulations. Mr. Becker was determined to be qualified as the audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The Committee met ten times during 2003. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, performance and independence of our independent auditor and (iv) the performance of our internal audit function. A report from the Audit Committee is included at page 13, and the Audit Committee's Charter is attached as Appendix A to this proxy statement.


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

      Compensation Committee. During 2003, the Compensation Committee consisted of John E. Abdo, Chairman and J. Larry Rutherford. For 2004, the Compensation Committee will consist of Scott W. Holloway, Chairman, J. Larry Rutherford and Mark A. Nerenhausen. Each of the members of the Compensation Committee is considered independent within the meaning of the listing standards of the NYSE. The Committee met once during 2003. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to compensation of our executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of our other executive officers. It also assists the Board of Directors in the administration of our equity-based compensation plans. A report from the Compensation Committee is included at page 11.

      Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee are employed by us or any of our subsidiaries. Mr. Abdo is the Vice Chairman of BFC Financial Corporation and BankAtlantic Bancorp, Inc. Mr. Abdo is also the Vice Chairman and President of Levitt Corporation ("Levitt"). Levitt beneficially owned approximately 37.2% of the outstanding Common Stock as of March 25, 2004.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was established by Board resolution in 2004 and consists of Arnold Sevell, Chairman, Lawrence A. Cirillo and Norman H. Becker. Each of the members of the Nominating and Corporate Governance Committee is considered independent within the meaning of the listing standards of the NYSE. The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors in identifying individuals qualified to become Directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for us, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of Board committees and overseeing the management continuity and succession planning process.

      Generally, the Committee will identify candidates through the business and other organization networks of the Directors and management. Candidates for Director will be selected on the basis of the contributions the Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Committee considers appropriate. In assessing potential new Directors, the Committee will seek individuals from diverse professional backgrounds who provide a broad range of experience and expertise. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate's background and accomplishments, candidates for Director nominees are reviewed in the context of the current composition of the Board and our evolving needs. We also require that our Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending Board and applicable committee meetings. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate's election to the full Board.

      This year, Lawrence A. Cirillo and Mark A. Nerenhausen, who were appointed as Directors by the Board in 2003, are standing for election by the shareholders for the first time. Scott W. Holloway was also appointed as a Director by the Board in 2003 and will stand for election by the shareholders for the first time in 2005. Messrs. Cirillo, Nerenhausen and Holloway were recommended by members of our Board. Messrs. Cirillo, Nerenhausen and Holloway were selected based on their administrative skills, business experience and active involvement in the community.

      Investment Committee. The Investment Committee was established by the Board of Directors by resolution in October 2003 and consists of Alan B. Levan, Chairman, John E. Abdo and J. Larry Rutherford. The Investment Committee met three times in 2003. The Investment Committee assists the Board in supervising and overseeing the management of our investments in capital assets. Specifically, the Investment Committee (i) reviews and approves all real property acquisitions and (ii) authorizes new project debt subject to guidelines established by the Board. The approval of the Investment Committee is required prior to our acquisition of real estate or for project financing.

      Executive Sessions of Non-Management and Independent Directors. In accordance with applicable NYSE rules, beginning in 2004 our non-management Directors intend to have periodic executive sessions of the Board in which management Directors and other members of management do not participate. Arnold Sevell has been selected as the presiding Director for these sessions.


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Director Compensation

      The Board of Directors sets the compensation of the Board members based on factors it considers appropriate and based on the recommendations of management. Directors, other than Messrs. Levan and Abdo (who have waived their fees) and Mr. Donovan (who, as an employee, does not receive Directors fees), receive an annual retainer of $36,000, (paid in monthly increments of $3,000 for each month that the non-employee served as a Director) and reimbursement of reasonable out-of-pocket travel expenses to attend meetings of the Board of Directors and its committees. In addition, the Chairman of the Audit Committee (currently Mr. Laguardia) receives an additional annual retainer of $7,000 (paid in quarterly increments of $1,750). Members of the Audit Committee (other than the Chairman) receive additional annual retainers of $3,000 each (paid in quarterly increments of $750). In addition, each of our non-employee Directors, other than Messrs. Levan and Abdo, receive a grant of stock options to purchase 5,000 shares of Common Stock under the Company's 1998 Non-Employee Directors Stock Option Plan on an annual basis at the beginning of each fiscal year at a date to be determined by the Board of Directors. The exercise price is equal to the closing market price of the Common Stock on the NYSE on the date of grant. These options vest immediately upon grant and have a ten-year term.

Shareholder Communications with the Board

      Shareholders who wish to communicate with the Board of Directors, any individual Director or the non-management Directors as a group can write to Investor Relations, Bluegreen Corporation, 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431. The letter should include a statement indicating that the sender is a shareholder. Depending on the subject matter, one of our officers will:

      o forward the letter to the Director or Directors to whom it is addressed;

      o attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

      o not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

      A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

      We have a Code of Business Conduct and Ethics that is applicable to all of our Directors, officers and employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics will be available on our website at www.bluegreenonline.com prior to the Annual Meeting. We intend to post amendments to or waivers from our Code of Ethics to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer on our website.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors and persons who own more than ten percent of our Common Stock to file reports with the SEC disclosing their ownership of our stock and changes in such ownership. Copies of such reports are also required to be furnished to us. Based solely on a review of the copies of such reports received by us, we believe that, during the year ended December 31, 2003, all such filing requirements were complied with on a timely basis.

Proposals at the Annual Meeting

Proposal 1 - Election of Nominees for Director

      There are currently ten members of the Board of Directors. Our By-Laws provide that the Directors are classified, with respect to the time for which they hold office, into three classes, as nearly equal in number as possible. Directors are elected for three-year terms. The term of office of the Directors in one of the classes expires


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

each year, and their successors are elected at each annual meeting of shareholders for a term of three years and until their successors are duly elected. The Board has nominated Messrs. Levan, Cirillo, Donovan and Nerenhausen for election to the class, the term of which expires in 2007.

      Unless contrary instructions are received, the enclosed proxy will be voted for the election of the four nominees listed herein. The Board recommends that shareholders vote "For" the election of each of the named nominees. Messrs. Levan, Donovan, Cirillo and Nerenhausen are currently serving as our Directors and have consented to serve, if elected, for the term described herein. Although the Board of Directors does not contemplate that any of the nominees will be unavailable for election, in the event that vacancies occur unexpectedly, the enclosed proxy, unless authority has been withheld as to such nominee, will be voted for such substituted nominees, if any, as may be designated by the Board. If elected, the nominees listed below will serve until the 2007 Annual Meeting of Shareholders (or special meeting in lieu thereof) and until their successors are duly elected and qualified.

      The principal occupations and business experience of the nominees for Director, and each Director whose term will continue following the Annual Meeting, for the preceding five years along with any directorships of other publicly owned or registered investment companies are as follows:

Nominees for Election at the 2004 Annual Meeting, Each of Whom Will Serve for a Term of Three Years Expiring in 2007

      Alan B. Levan, age 59, became a Director in 2002. In May 2002, Mr. Levan was elected as our Chairman of the Board. Mr. Levan has been the Chairman of the Board, President and Chief Executive Officer of BankAtlantic Bancorp, Inc. ("BBC"), a publicly held financial services holding company principally engaged through its subsidiaries in banking and investment banking, since 1994, and President and Chairman of the Board of BankAtlantic since 1987. Mr. Levan also serves as Chairman of the Board of Levitt, a publicly-held real estate development company. Mr. Levan has also served as the Chairman of the Board, President and Chief Executive Officer of BFC Financial Corporation ("BFC") or its predecessors since 1978. BFC is a publicly-held savings bank holding company whose principal assets are its interests in BBC and Levitt.

      Lawrence A. Cirillo, age 65, became a Director in October 2003. Mr. Cirillo was Principal Partner and President of Atlantic Chartering, an oil tanker brokerage company, from 1979 until Atlantic Chartering merged with Seabrokers, Inc., a subsidiary of Clarkson, Ltd. Mr. Cirillo served as a Vice President of Seabrokers, Inc. until 2000. From 2000 to present, Mr. Cirillo has served as a tanker broker with Southport Maritime, Inc.

      George F. Donovan, age 65, joined us as a Director in 1991 and was appointed President and Chief Operating Officer in October 1993. He became Chief Executive Officer in December 1993. Mr. Donovan has served as an officer of a number of other recreational real estate corporations, including Leisure Management International, of which he was President from 1991 to 1993, and Fairfield Communities, Inc., of which he was President from April 1979 to December 1985. Mr. Donovan holds a B.S. in Electrical Engineering and is a Registered Resort Professional.

      Mark A. Nerenhausen, age 49, became a Director in October 2003. Since 1998, Mr. Nerenhausen has served as President and Chief Executive Officer of the Broward Center for the Performing Arts in Fort Lauderdale, Florida. Mr. Nerenhausen also serves as an adjunct professor for the graduate program at Florida Atlantic University.

Directors Continuing in Office, Each of Whom Will Serve Until 2005

      John E. Abdo, age 60, became a Director in 2002. In May 2002, Mr. Abdo was elected as Vice Chairman of our Board. Mr. Abdo has been the Vice Chairman of BBC since 1994 and a director of BankAtlantic since 1984. He has been employed as Vice Chariman of BankAtlantic since 1987 and Chairman of the Executive Committee of BankAtlantic since 1985. Mr. Abdo has also served as Vice Chairman of the Board and President of Levitt since 1985. Mr. Abdo has also served as a director of BFC since 1988 and as the Vice Chairman of the Board of BFC since 1993. Mr. Abdo is also a director of Benihana, Inc. ("Benihana").


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

      Scott W. Holloway, age 55, became a Director in October 2003. Since 1986, Mr. Holloway has served as a principal of Hampton Financial Group, Inc. ("HFG"), a company involved in real estate development, investment, management and mortgage brokerage. In 2000, Mr. Holloway co-founded Holloway Irrigation Systems, Inc., a company that develops irrigation and growing systems for outdoor container-grown plants. In 2001, HFG established iCAP Realty Advisors, LLC, a national commercial mortgage banking and investment sales company.

      John Laguardia, age 65, became a Director in 2000. Since 1999, he has been the President and Chief Operating Officer of ALH II, Inc., a holding company involved in the roll-up of regional homebuilders located in the southeastern United States. From 1997 through 1999, Mr. Laguardia served as the Executive Vice President and Chief Operating Officer of Atlantic Gulf. Mr. Laguardia was the President and Chief Executive Officer for American Heritage Homes from 1994 to 1997.

Directors Continuing in Office, Each of Whom Will Serve Until 2006

      Norman H. Becker, age 66, became a Director in March 2003. Mr. Becker is currently, and has been for more than ten years, self-employed as a Certified Public Accountant. Prior thereto, Mr. Becker was a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP, for more than ten years. Mr. Becker is also a director of Benihana. In addition, Mr. Becker is an officer and director of Ram Venture Holdings Corporation.

      J. Larry Rutherford, age 58, became a Director in 1997. Since September 1999, Mr. Rutherford has been the President and Chief Executive Officer of SouthStar Development Partners, Inc., a real estate developer. From 1990 to 1999, he served as the President and Chief Executive Officer of Atlantic Gulf Communities Corporation, a publicly traded real estate development company.

      Arnold Sevell, age 56, became a Director in 2002. For more than five years, Mr. Sevell has been the President of Sevell Realty Partners, Inc. (and its predecessor company), a full-service commercial real estate firm, and an affiliated company, Sevell Realty Holdings, Inc.

Director Emeritus

      Joseph C. Abeles, age 89, a private investor, served as a Director from 1987 through 2000. Mr. Abeles currently holds the honorary title of Director Emeritus and has no voting power on our Board of Directors.

Certain Relationships and Other Transactions

      During fiscal 2000, we advanced Mr. Donovan $180,000 as a home equity loan, which bears interest at the prime lending rate (which was 4.00% per annum at December 31, 2003). The outstanding balance on this loan plus all accrued interest as of July 1, 2002 became the balance of a new $125,045 promissory note between Mr. Donovan and us. Mr. Donovan is paying the balance of this new promissory note plus interest at the prime lending rate (adjusted annually) through payroll deductions over 60 months which commenced on August 1, 2002. The outstanding balance on this loan as of December 31, 2003, was approximately $92,723.

      Any existing loans to our officers and employees other than in the ordinary course of business have been approved by a majority of disinterested, non-management Directors. It is also our policy that any transaction with an employee, officer, Director or principal shareholder, or affiliate of any of them, involving in excess of $10,000 (other than in the ordinary course of our business) shall be approved by a majority vote of disinterested Directors, and any such transaction will be on terms no less favorable to us than those which could reasonably be obtained from an independent third party.

Summary Compensation Table

      The following table sets forth compensation for the past three fiscal years for our Chief Executive Officer and our other four most highly compensated executive officers (the "Named Executive Officers").

                                                                                        Long-Term
                                                                                       Compensation
                                                              Annual Compensation         Awards
                                                              -------------------         ------

                                          Fiscal Year                                   Securities      All Other
                                              End             Salary         Bonus      Underlying    Compensation
      Name and Principal Position           (Mo/Yr)             ($)         ($) (1)    Options(#)(2)       ($)
      ---------------------------           -------             ---         -------    -------------       ---
George F. Donovan                           12/2003          $500,000      $690,068       140,896      $  7,500(3)
  President and Chief Executive Officer    12/2002(5)        $375,000      $570,313            --      $ 67,324
                                             3/2002          $450,000      $433,800            --      $ 89,432

John F. Chiste                              12/2003          $300,000      $369,041        63,389      $  1,000(3)
  Senior Vice President,                   12/2002(5)        $225,000      $273,938            --      $  6,217
  Treasurer and Chief Financial Officer      3/2002          $255,000      $182,070            --      $  7,956

Daniel C. Koscher                           12/2003          $300,000      $432,790        89,224      $  1,000(3)
  Senior Vice President,                   12/2002(5)        $206,250      $223,596            --      $  5,496
  President - Bluegreen Communities          3/2002          $275,000      $363,303            --      $  6,994

John M. Maloney, Jr.(4)                     12/2003          $275,000      $406,757       100,000      $     --
  Senior Vice President,                   12/2002(5)        $206,250      $152,474            --      $    600
  President - Bluegreen Resorts              3/2002          $229,166      $ 75,000        50,000      $ 82,743

Douglas O. Kinsey(4)                        12/2003          $157,000      $ 75,833            --      $     --
  Senior Vice President,                   12/2002(5)              --            --            --      $     --
  Acquisitions and Development               3/2002                --            --            --      $     --


----------

(1) Amounts represent bonuses earned for each fiscal year and paid during the subsequent fiscal year.

(2)   Figures represent stock options granted under our 1995 Stock Incentive
      Plan.

(3) Other compensation for the year ended December 31, 2003, consists of amounts we paid to match a portion of the Named Executive Officers' 401(k) contributions (Mr. Donovan - $1,000; Mr. Chiste - $1,000 and Mr. Koscher - $1,000) and forgiveness of debt to us (Mr. Donovan - $6,500).

(4) Mr. Maloney became the Senior Vice President of Bluegreen Resorts in May 2001 and a Senior Vice President of Bluegreen Corporation and the President of Bluegreen Resorts in May 2002. Mr. Kinsey became our Senior Vice President, Acquisitions and Development in May 2003.

(5) Amounts are for the nine months ended December 31, 2002, our new fiscal year end.

Option Grants in 2003

      The following table sets forth information concerning individual grants of stock options to the Named Executive Officers in the Summary Compensation Table pursuant to our stock option plans during the fiscal year ended December 31, 2003.

                                          Individual Grants
                       ---------------------------------------------------------
                                                                                           Potential Realizable
                         Number of                                                           Value at Assumed
                         Shares of         % of Total                                     Annual Rates of Stock
                       Common Stock          Options    Exercise                         Price Appreciation for
                        Underlying         Granted to     Price                              Option Term(2)
                          Options         Employees in     Per        Expiration             --------------
Name                    Granted(1)         Fiscal Year    Share           Date            5%($)          10%($)
----                    ----------         -----------    -----           ----            -----          ------
George F. Donovan         140,896              18%        $3.48        2/19/2013        $308,410        $781,567
John F. Chiste             63,389               8%        $3.48        2/19/2013        $138,753        $351,626
Daniel C. Koscher          89,224              11%        $3.48        2/19/2013        $195,304        $494,936
John M. Maloney, Jr.      100,000              13%        $5.84        10/9/2013        $367,336        $930,896
Douglas O. Kinsey              --              --            --               --              --              --

(1)   All options vest in 2008.

(2) Amounts for the Named Executive Officer have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the remaining term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. The dollar amounts set forth in these columns are the result of calculations based upon assumed rates of annual compounded stock price appreciation specified by regulation and are not intended to forecast actual future appreciation rates of our stock price.

Option Exercises in 2003 and Year-End Option Values

      The following table sets forth information regarding the number of shares of Common Stock acquired and value realized upon the exercise of stock options during the year ended December 31, 2003, and the number and unrealized value of unexercised options, adjusted to give effect to any dividends on the Common Stock, held by each of the Named Executive Officers as of December 31, 2003. Unrealized values are computed by multiplying the number of shares by the amount by which the closing market price of the Common Stock on the NYSE as of December 31, 2003, exceeds the exercise price.

                                                                Number of
                                                          Securities Underlying
                                                               Unexercised        Value of Unexercised
                                                                Options at        In-the-Money Options
                                                               Year-End (#)          at Year-End ($)
                                                               ------------          ---------------
                           Shares
                          Acquired            Value         Exercisable (E) vs.    Exercisable (E) vs.
       Name            On Exercise (#)    Realized ($)       Unexercisable (U)      Unexercisable (U)
       ----            ---------------    ------------      ------------------     ------------------
George F. Donovan          229,320          $572,170           552,218    E          $693,141    E
                                                               140,896    U          $388,872    U

John F. Chiste                  --                --           161,140    E          $144,779    E
                                                                63,389    U          $174,954    U

Daniel C. Koscher               --                --           301,274    E          $333,599    E
                                                                89,224    U          $246,257    U

John M. Maloney, Jr             --                --            20,000    E          $ 79,000    E
                                                               130,000    U          $158,500    U

Douglas O. Kinsey               --                --                --    E          $     --    E
                                                                    --    U          $     --    U

Employment Agreements

      In March 1998, we entered into employment agreements with each of Messrs. Donovan, Chiste and Koscher. In December 2001, we entered into new employment agreements with Messrs. Donovan and Chiste. In May 2002, we entered into a new employment agreement with Mr. Koscher. The terms of the new employment agreements are for an initial one-year period, subject to automatic one-year extensions unless terminated by either the employee or us with 60 days notice. The employment agreements provide that the employees will receive a base salary (currently $500,000 for Mr. Donovan and $300,000 each for Messrs. Chiste and Koscher), subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and certain other benefits and will be eligible to receive a cash bonus as determined by the Board of Directors. Under the employment agreements, if we terminate any employee without cause, we will pay the employee his base salary for the 15 months (12 months with an additional lump-sum payment equal to one year's salary in the case of Mr. Donovan) following such termination. A termination of the employee without cause shall be deemed to occur upon, among other things, a significant decrease of the employee's position, duties or responsibilities, our failure to obtain the assumption of the employment agreement by any successor to our business, or the sale of all or substantially all of our business or assets or our liquidation. Upon any termination by us for cause (as defined in the employment agreements) or by the employee, the employee shall be entitled only to amounts then due to him. In the event the employee is disabled, the employee's employment shall be terminated and the employee shall be entitled to receive his base salary for 12 months following such termination. Pursuant to his employment agreement, each employee agreed, for 15 months (12 months in the case of Mr. Donovan) following his termination, not to compete with us, disclose confidential information about us, or solicit our current or former employees.

             Compensation Committee Report on Executive Compensation

      The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report or the performance graphs by reference therein.

Executive Officer Compensation

      Our compensation program for executive officers consists of three key elements: a base salary, an incentive bonus and periodic grants of stock options. The Compensation Committee believes that this approach best serves the interests of shareholders by ensuring that executive officers are compensated in a manner that advances both the short and long term interests of Bluegreen Corporation and our shareholders. Thus, compensation for our executive officers involves a portion of pay which depends on incentive payments which are generally earned based on an assessment of performance in relation to corporate goals, and stock options, which directly relate a significant portion of an executive officer's long term remuneration to stock price appreciation realized by our shareholders.

Base Salary

      We offer competitive salaries based on a review of market practices and the duties and responsibilities of each officer. In setting base compensation, the Compensation Committee periodically examines market compensation levels and trends observed in the labor market. Market information is used as an initial frame of reference for annual salary adjustments and starting salary offers. Salary decisions are determined based on an annual review by the Compensation Committee with input and recommendations from the CEO. Base salary determinations are made based on, among other things, competitive market salaries, the functional and decision making responsibilities of each position, and the contribution, experience and work performance of each executive officer.

Annual Incentive Bonus Plan

      Our management incentive bonus plan is designed to motivate executives by recognizing and rewarding performance. The annual incentive bonus plan compensates executives generally based on our profitability and the achievement of individual performance competencies and goals. Generally, a minimum corporate profitability threshold must be achieved before any bonus will be paid.

      Each participant's bonus is intended to take into account corporate and individual components, which are weighted according to the executive's responsibilities. Bonuses of approximately $2.0 million were paid to the Named Executive Officers based on their individual performances during 2003.

Stock Options

      Our executive officers were granted stock options to purchase shares of Common Stock during 2003. All of the stock options were granted with an exercise price equal to 100% of the market value of our Common Stock on the date of grant and vest on the fifth anniversary of the date of grant. The higher the trading price of our Common Stock, the higher the value of the stock options. The granting of options is totally discretionary and options are awarded based on an assessment of an executive officer's contribution to our success and growth. Grants of stock options to executive officers, including the Named Executive Officers (other than the CEO), are generally made upon the recommendation of the CEO based on the level of an executive's position with us, an evaluation of the executive's past and expected performance, the number of outstanding and previously granted options and discussions with the executive. The Board of Directors believes that providing executives with opportunities to acquire an interest in our growth and prosperity through the grant of stock options enables us to attract and retain qualified and experienced executive officers and offer additional long term incentives. The Board of Directors believes that utilization of stock options more closely aligns the executives' interests with those of our shareholders, since the ultimate value of such compensation is directly dependent on the stock price.

Compensation of the Chief Executive Officer

      As previously indicated, the Compensation Committee believes that our total compensation program is appropriately based upon business performance, market compensation levels and personal performance. The Compensation Committee reviews and fixes the base salary of the CEO based on those factors described above for other executive officers as well as the Compensation Committee's assessment of Mr. Donovan's past performance as CEO and its expectation as to his future contributions. In 2003, Mr. Donovan received a base salary of $500,000, which was the same base salary that Mr. Donovan received in 2002.

      During 2003, Mr. Donovan was awarded an annual bonus of approximately $690,000 and stock options to acquire approximately 141,000 shares of Common Stock. This compares to the award of an annual bonus of approximately $570,000 and life insurance for Mr. Donovan's benefit at a premium cost of approximately $67,000, for the nine months ended December 31, 2002. The increase in Mr. Donovan's annual bonus was due to certain pre-determined strategic goals and financial performance objectives being achieved during 2003. The Committee concluded that Mr. Donovan's total compensation for 2003, was consistent with total compensation for other chief executives of publicly held companies in similar businesses and of similar size. The Committee also believes that Mr. Donovan's total compensation for 2003 reflects its confidence in Mr. Donovan's ability to lead us in the implementation of our strategic plans, including the continued development and expansion of Bluegreen(R) Resorts. The Committee's knowledge of Mr. Donovan's successful background, including his prior service as the chief executive officer of another publicly held real estate company, together with its observations of Mr. Donovan's performance during his tenure with us, served equally to assure the Committee of his ability to lead us as our chief executive.

Internal Revenue Code Limits on Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

      The Compensation Committee believes that it is generally in our best interest to attempt to structure performance-based compensation, including stock option grants or performance-based restricted stock or restricted stock unit awards and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute's requirements. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable us to meet our overall objectives, even if we may not deduct all of the compensation. Accordingly, the Compensation Committee this year approved and may in the future approve compensation arrangements for certain officers, including Mr. Donovan, that are not fully deductible. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Submitted by the Members of the Compensation Committee:

             John E. Abdo, Chairman
             J. Larry Rutherford

Shareholder Return Performance Graph

      The following graph assumes an investment of $100 on December 31, 1998, and thereafter compares the yearly percentage change in cumulative total return to our shareholders with an industry peer group (consisting of MEGO Financial Corporation, Intrawest Corporation, ILX Resorts, Sunterra Corporation, and Silverleaf Resorts) ("Peer Group") and a broad market index (the S&P 500). The graph shows performance on a total return (dividend reinvestment) basis. The graph lines connect fiscal year-end dates and do not reflect fluctuations between those dates.

   [THE FOLLOWING TABLE WAS DEPICTED AS A LINE GRAPH IN THE PRINTED MATERIAL]

Data Points in Performance Graph

                            1998      1999      2000     2001     2002     2003
Bluegreen Corporation     $100.00   $ 66.12   $ 20.66   $26.45   $46.42   $82.52
S & P 500                 $100.00   $121.05   $110.02   $96.95   $75.52   $97.19
Peer Group                $100.00   $ 89.64   $ 62.32   $55.48   $38.99   $60.72

                             AUDIT COMMITTEE REPORT

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

      The Audit Committee held ten meetings during 2003. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and our independent auditors for 2003, Ernst & Young, LLP ("EY"). The Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits and met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls.

      The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2003 with management, internal auditors and EY.

      Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America and discuss with the Audit Committee their independence and any other matters they are required to discuss with the Audit Committee or that they believe should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the independent auditors.

      The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Our independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with EY its independence from us. When considering EY's independence, the Audit Committee considered whether their provision of services to us beyond those rendered in connection with their audit and review of our consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to EY for audit and non-audit services.

      Based on these reviews and meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements for the year ended December 31, 2003 be included in our Annual Report on Form 10-K for the year ended December 31, 2003.

Submitted by the Members of the Audit Committee:

             John Laguardia, Chairman
             Norman H. Becker
             J. Larry Rutherford
             Arnold Sevell

Fees to Independent Auditors for Fiscal 2003 and 2002

      The following table presents fees for professional services rendered by EY for the audit of our annual financial statements and fees billed for audit-related services, tax services and all other services rendered by EY for the years ended December 31, 2003 and December 31, 2002.

                                                 Year Ended          Year Ended
                                                December 31,        December 31,
                                                    2003                2002

Audit Fees (a)                                    $715,546            $467,137
Audit-related fees (b)                              67,238              70,050
Tax fees (c)                                        17,500              65,471

(a) The 2003 fees include $155,000 of fees reimbursed to us by Levitt related to the inclusion of our audited financial statements in certain of Levitt's filings with the Securities and Exchange Commission. The 2003 fees also include approximately $176,000 of fees related to a comfort letter that EY provided in connection with a proposed Rule 144a private placement of debt securities, which we have postponed at the present time. The remainder of the 2003 fees and all of the 2002 fees related to the audit of our consolidated financial statements, an audit of one of our subsidiaries, quarterly reviews of our interim financial statements and accounting consultations on matters addressed during the audits or interim reviews.

(b) The 2003 fees include approximately $22,000 of fees for the performance of certain agreed-upon procedures in connection with our receivable servicing operations and approximately $14,000 of fees for due diligence pertaining to potential business combinations. The remainder of the 2003 fees and all of the 2002 fees related to internal audit outsourcing procedures and the audit of the Bluegreen Corporation Retirement Savings Plan.

(c) The 2003 fees include fees for reviewing our federal and certain of our state income tax returns as well as state and local tax consulting. The 2002 fees include tax planning consulting and state and local tax consulting.

      All audit-related services, tax services and other services during 2003 were pre-approved by the Audit Committee, which concluded that the provision of such services by EY was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. Under its charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. Each year, the independent auditor's retention to audit our financial statements, including the associated fee, is approved by the Audit Committee before the filing of the preceding year's annual report on Form 10-K. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent auditor and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

      The Audit Committee has determined that the provision of the services, other than audit services, described above are compatible with maintaining the principal independent auditor's independence.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding beneficial ownership of our Common Stock as of March 25, 2004, by (1) each Director, (2) each of the Named Executive Officers, (3) all current Directors and executive officers as a group and (4) all persons known to be the beneficial owners of more than five percent of our outstanding Common Stock. The amount of Common Stock held by executive officers includes nominal amounts held in our 401(k) plan. Unless otherwise noted, each shareholder has sole voting and investment power with respect to the shares of Common Stock listed.

                                                                                   Options       Total Shares    Percent of
                                                                                 Exercisable     Beneficially      Shares
            Name                                               Common Stock     Within 60 Days       Owned     Outstanding(1)
            ----                                               ----------------------------------------------  --------------
            John E. Abdo (2) ............................        9,517,325               --        9,517,325       37.2%
            Sheila B. Beauchesne ........................               --               --               --         --
            Norman H. Becker ............................               --            5,000            5,000          *
            John F. Chiste ..............................            5,253          101,778          107,031          *
            Lawrence A. Cirillo .........................               --            5,000            5,000          *
            George F. Donovan ...........................           55,936          552,218          608,154        2.3%
            Allan J. Herz ...............................           12,038           27,500           39,538          *
            Scott W. Holloway ...........................               --            5,000            5,000          *
            Douglas O. Kinsey ...........................               --               --               --         --
            Daniel C. Koscher ...........................           33,042          179,699          212,741          *
            John Laguardia ..............................               --           20,000           20,000          *
            Alan B. Levan (2) ...........................        9,517,325               --        9,517,325       37.2%
            John M. Maloney, Jr..........................            2,998           30,000           32,998          *
            Susan J. Milanese ...........................            1,600            7,500            9,100          *
            Mark A. Nerenhausen .........................               --            5,000            5,000          *
            Anthony M. Puleo (3) ........................            1,278           17,500           18,778          *
            J. Larry Rutherford .........................               --           95,000           95,000          *
            Arnold Sevell ...............................               --            5,000            5,000          *
            Randi S. Tompkins ...........................              133               --              133          *
            All Directors and executive officers as
              a group (19 persons)(4) ...................        9,629,603        1,056,195       10,685,798       40.1%
            Levitt Corporation ..........................        9,517,325               --        9,517,325       37.2%
              1750 East Sunrise
              Blvd Ft. Lauderdale, FL 33304(2)

----------

      *     Less than 1%.

      (1) In accordance with the rules of the SEC, the denominator used to calculate the percent of shares outstanding includes shares issuable upon exercise of any options that are exercisable within 60 days and held by the applicable stockholder or group, plus 25,577,413 shares outstanding on March 25, 2004.

      (2) Based on the most recently Form 13D filed with the SEC as of December 22, 2003, Messrs. Levan and Abdo may be deemed to control Levitt, and therefore the shares beneficially held by Levitt may also be deemed to be beneficially owned by Messrs. Levan and Abdo.

      (3) Includes 136 shares of Common Stock and stock options to purchase 2,500 shares of Common Stock held by Mr. Puleo's wife, who is also employed by us.

      (4) Includes the 9,517,325 shares held by Levitt, which may be deemed to be beneficially owned by both Messrs. Levan and Abdo by virtue of their positions and interests in Levitt and its parent, BFC.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting that may be brought before the Annual Meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      EY served as our independent public accountants for the year ended December 31, 2003. A representative of EY is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from shareholders.

                             ADDITIONAL INFORMATION

      "Householding" of Proxy Material. The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or our transfer agent, Mellon Investor Services ("Mellon"), that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, we will deliver promptly upon written or oral request a separate copy of this proxy statement to a shareholder at a shared address to which a single proxy statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or Mellon if you hold registered shares. You can notify Mellon by sending a written request to Mellon Investor Services, 200 Galleria Parkway NW, Suite 1900, Atlanta, GA, 30339, attention Dianna L. Rausch.

      Shareholder Proposals for the 2005 Annual Meeting. Proposals of our shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by us not later than December 22, 2004, to be considered for inclusion in our proxy materials relating to the 2005 Annual Meeting and, on or before March 7, 2005, for matters to be considered timely such that, pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we may not exercise our discretionary authority to vote on such matters at that meeting. Any such proposals should be sent to us at our principal office addressed to Randi S. Tompkins, Clerk. Other requirements for inclusion are set forth under Rule 14a-8 under the Exchange Act.

      Proxy Solicitation Costs. All costs of solicitation will be borne by us. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by our Directors, executive officers and regular employees, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of shares held of record. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

      It is anticipated that this Proxy Statement, the accompanying notice and the enclosed proxy, together with our annual report to shareholders, will first be mailed to shareholders on or about April 17, 2004.

BY ORDER OF THE BOARD OF DIRECTORS


/S/RANDI S. TOMPKINS

Randi S. Tompkins, Clerk
April 16, 2004

                                   Appendix A

                              BLUEGREEN CORPORATION
                             AUDIT COMMITTEE CHARTER
               (as approved and adopted by Bluegreen Corporation's
                      Board of Directors on March 17, 2004)

                                   ----------

I.    COMMITTEE ROLE

            The primary functions of the Audit Committee (the "Committee") are:

            (a) to assist the Corporation's Board of Directors (the "Board") in fulfilling its oversight of (i) the integrity of the financial statements and other financial information provided by the Corporation to any governmental body, investors or the public, (ii) the Corporation's compliance with legal and regulatory requirements, (iii) the auditor's qualifications and independence, and (iv) the performance of the auditor and internal audit function, and

            (b) to prepare the report of the Committee required by the Securities Exchange Act rules to be included in the Corporation's annual proxy statement.

      Consistent with these functions, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels.

      The Committee's primary duties and responsibilities are to:

            (a) serve as an independent and objective party to monitor, review and assess the Corporation's financial reporting process, internal control system and business risk management process,

            (b) review and appraise the audit efforts of the Corporation's auditor and internal auditing department, and

            (c) provide an open avenue of communication among the auditor, financial and senior management, the internal auditing department, and the Board.

            The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV below.

II.   COMMITTEE MEMBERSHIP AND COMPOSITION

            (a) The Committee shall be comprised of at least three and no more than six directors as determined by the Board. Each Committee member shall be independent (as that term is defined in the applicable Securities Exchange Act and NYSE rules), and the Board shall affirmatively determine that each member has no material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation). The basis for such determinations shall be disclosed in the Corporation's annual proxy statement.

            (b) The Committee members may not, except in their capacity as a director, a member of the Committee or a member of another committee, (i) accept any consulting, advisory, or other compensatory fee from the Corporation or (ii) be an affiliate of the Corporation.

            (c) Each Committee member shall be financially literate (as such qualification is interpreted by the Board in its business judgment), or must become financially literate within a reasonable time after his or her appointment to the Committee. At least one Committee member must be a "financial expert" based on criteria established by the Securities and Exchange Commission (the "SEC") and other applicable rules and regulations, as determined by the Board in its business judgment. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

            (d) Notwithstanding anything in this Charter to the contrary, it is the intent of the Corporation and its Board that the composition of the Committee shall be in accordance with the applicable SEC and NYSE rules (including any "grandfather" provisions) and composition of the Committee in accordance with such rules shall be also deemed in compliance with this Charter.

            (e) The Committee members shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual meeting or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the Committee members may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

            (a) The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall meet at least annually (and throughout the year as appropriate) with management, the director of the internal auditing department and the representatives of the auditor in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the representatives of the auditor and management quarterly to review the Corporation's financial statements consistent with Section IV below. The Committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the Corporation.

            (b) Committee meeting agendas shall be the responsibility of the Committee Chair, with input from Committee members. It is expected that the Chair would also ask for management and key Committee advisors, and perhaps others, to participate in this process where appropriate.

            (c) The Committee shall communicate committee expectations and the nature, timing, and extent of committee information needs to management, internal audit, and external parties, including representatives of the auditor. Wherever possible, written materials shall be received from management, the auditor, and others one week in advance of Committee meetings.

            (d) The Committee, through the Committee Chair, shall report regularly to the Board. Among other things, the Committee should review any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors, and the performance of the internal audit function.

            (e) The Committee, at least annually, shall review, discuss, and evaluate its own performance as well as the Committee's role and responsibilities, seeking input from senior management, the Board, and others. Changes in role and/or responsibilities, if any, shall be recommended to the Board for approval.

IV.   RESPONSIBILITIES AND DUTIES

      (a)   Documents/Reports Review. The Committee shall:

                  (i) Review and reassess the adequacy of this Charter on an annual basis.

                  (ii) Review and discuss the Corporation's annual audited financial statements, quarterly financial statements and any material reports or other financial information submitted to any governmental body, investors or the public, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any certification, report, opinion, or review rendered by the auditor, with management and the auditor.

                  (iii) Review with financial management and the auditor each quarterly report on Form 10-Q prior to its filing or prior to the release of earnings. The Committee Chair may represent the entire Committee for purposes of this review.

                  (iv) Discuss the Corporation's earnings press releases, and financial information and earnings guidance provided to analysts and rating agencies (this can be a general discussion of the types of information to be disclosed and the type of presentation to be made).

                  (v) Review the regular internal reports to management prepared by the internal auditing department and management's response.

                  (vi) Review periodically the internal auditing department and system of internal risk management processes control.

                  (vii) Review disclosures made by the Corporation's chief
                        executive officer and chief financial officer in connection with the SEC Form 10-K and 10-Q certification process regarding significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Corporation's internal controls as well as management's assessment of the effectiveness of internal controls.

                 (viii) With input from management and other key committee
                        advisors, develop an annual plan responsive to the responsibilities and duties detailed in this Charter. The annual plan shall be reviewed and approved by the Board.

      (b)   Auditor

                  (i) The Committee, in its capacity as a Board committee, shall have the sole and direct authority and responsibility for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of issuing an audit report or performing other audit review or attest service for the Corporation. The Corporation's auditor shall report directly and be accountable to the Committee. The Committee shall have the sole authority and responsibility for selecting, retaining and replacing the Corporation's auditor, evaluating the auditor's independence and effectiveness and approving all engagement terms, fees and other compensation.

                  (ii) Prior to the auditor rendering any audit or permitted non-audit services to the Corporation, the Committee shall be required to approve such service. The Committee may authorize the Chair or one or more other Committee members, acting individually, to approve such services. Any pre-approval granted by a member acting individually shall be reported to the Committee at its next scheduled meeting.

                  (iii) The Committee shall monitor compliance with the
                        provisions of the Securities Exchange Act concerning (1) the rotation of the auditor's lead audit partner and audit review partner and (2) the prior affiliation of the auditor and the Corporation's chief executive officer, chief financial officer, chief accounting officer, controller or persons in an equivalent position. The Committee shall set clear hiring policies for employees or former employees of the auditor.

                  (iv) The Committee shall require that the auditor submit at least annually to the Committee a formal written statement delineating all relationships between the auditor and the Corporation. The Committee is responsible for actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may affect the independence of the auditor and for taking appropriate action in response to the auditor's report to satisfy itself of the auditor's independence.

                  (v) The Committee shall require that the auditor submit at least annually to the Committee a formal written report describing (1) the auditor's internal quality control procedures; (2) any material issues raised by the most recent internal quality control review or peer review of the auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor and any steps taken to deal with any such issues; and (3) (to assess the auditor's independence) all relationships between the auditor and the Corporation.

                  (vi) After reviewing the foregoing report and the independent auditor's work throughout the year, the Committee will be in a position to evaluate the auditor's qualifications, performance and independence. This evaluation should include the review and evaluation of the lead partner of the independent auditor. In making its evaluation, the Committee should take into account the opinions of management and the Corporation's internal auditors (or other personnel responsible for the internal audit function). In addition to assuring the regular rotation of the lead audit partner as required by law, the Committee should further consider whether, to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Committee should present its conclusions with respect to the independent auditor to the full Board.

                  (vii) The Committee shall periodically meet with
                        representatives of the auditor out of the presence of management about internal controls, the fullness and accuracy of the Corporation's financial statements and such other matters as the Committee and the auditor shall deem appropriate.

      (c)   Financial Reporting Processes. The Committee shall:

                  (i) Meet separately, periodically, with management and with internal auditors (or other personnel responsible for the internal audit function).

                  (ii) In consultation with the auditor and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

                  (iii) Consider the auditor's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

                  (iv) Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the auditor, management, or the internal auditing department.

      (d)   Process Improvement. The Committee shall:

                  (i) Establish regular and separate systems of reporting to the Committee by each of management, the auditor and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

                  (ii) In connection with the annual audit, receive the report of the auditor concerning (1) all critical accounting policies and practices to be used, (2) all alternate treatments of financial information discussed with management, ramifications of the use of such alternative treatments and the treatment preferred by the auditor and (3) other material written communications with management.

                  (iii) Regularly review with the auditor any audit problems or difficulties the auditor encountered in the course of the audit work, including management's responses, any restrictions on the scope of the auditor's activities or on access to requested information, and any significant disagreements with management.

                  (iv) Following completion of the annual audit, review separately with each of management, the auditor and the internal auditing department any audit problems or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and management's response.

                  (v) Review any significant disagreement among management and the auditor or the internal auditing department in connection with the preparation of the financial statements and management's response.

                  (vi) Review with the auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

      (e)   Ethical and Legal Compliance. The Committee shall:

                  (i) Establish, review and update periodically a Code of Ethical Conduct and confirm that management has established a system to monitor compliance with and enforce this Code.

                  (ii) Confirm that management has an appropriate review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, investors and the public satisfy legal requirements.

                  (iii) Review activities, organizational structure, and
                        qualifications of the internal audit department.

                  (iv) Monitor, review and assess policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which this is handled, the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposure.

                  (v) Review, with the Corporation's counsel, any legal matter that could have a material impact on the Corporation's financial statements and inquire of the Corporation's counsel, chief executive officer and general counsel as to reports of material violations of securities law, breaches of fiduciary duty or similar violations by the Corporation or any agent of the Corporation.

                  (vi) Review and assess any SEC inquiries and the results of any examinations by regulatory authorities in terms of important findings, recommendations and management's response.

                  (vii) Establish procedures for (1) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      (f)   Other

                  (i) The Committee shall have the authority, without seeking approval of the Board, to engage and obtain advice and assistance from independent legal, accounting or other advisors, as the Committee determines necessary or appropriate to carry out its duties.

                  (ii) The Corporation shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of: (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; (2) compensation to any advisers employed by the Committee under the immediately preceding paragraph; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

                  (iii) The Committee shall perform any other activities
                        consistent with this Charter, the Corporation's Articles of Organization and By-laws, and governing law, as the Committee or the Board deem necessary or appropriate.

                               [ BLUEGREEN LOGO ]
                                ADMISSION TICKET

                       2004 Annual Meeting of Shareholders

                    Tuesday, May 11, 2004 at 3:30 p.m. at the

                        Broward County Convention Center,
           1950 Eisenhower Blvd., 3rd Floor, Fort Lauderdale, Florida

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. Each shareholder may be asked to present valid picture identification, such as a driver's license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

      If you submit your proxy by telephone or Internet, do not return your proxy card. Thank you for your proxy submission.

--------------------------------------------------------------------------------

                              BLUEGREEN CORPORATION
                      4960 CONFERENCE WAY NORTH, SUITE 100
                            BOCA RATON, FLORIDA 33431

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 11, 2004

The shareholder(s) hereby appoint(s) John F. Chiste and Anthony M. Puleo, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Bluegreen Corporation that the shareholder is entitled to vote at the Annual Meeting of shareholders to be held at 3:30 p.m., Eastern Time on Tuesday, May 11, 2004, at the Broward County Convention Center, 1950 Eisenhower Blvd., 3rd Floor, Fort Lauderdale, Florida, and any adjournment or postponement thereof.

      THE PRESENCE OF A QUORUM IS IMPORTANT. THEREFORE, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY BY MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS.

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                             ENCLOSED REPLY ENVELOPE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[BLUEGREEN LOGO]                       VOTE BY MAIL
BLUEGREEN CORPORATION                  Mark, sign, and date your proxy card and
4960 CONFERENCE WAY NORTH              return it in the postage-paid envelope we
SUITE 100                              have provided or return it to Bluegreen
BOCA RATON, FL 33431                   Corporation, c/o ADP, 51 Mercedes Way,
                                       Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: |X|

                                     BLUEG1   KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


BLUEGREEN CORPORATION

                                                For     Withhold    For All    To withhold authority to vote for any
1.    Election of four Directors, each          All       All       Except     individual nominee, mark "For All
      for a term of three years.                                               Except" and write the nominee's number
                                                |_|       |_|         |_|      on the line below.
      Nominees:
                                                                               -------------------------------------
      01) Alan B. Levan, 02) Lawrence A.
      Cirillo, 03) George F. Donovan,
      and 04) Mark A. Nerenhausen

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

      The close of business on March 25, 2004, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants or as community property, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                        Yes     No

Please indicate if you plan to attend this meeting      |_|     |_|



----------------------------------              ---------------
Signature (PLEASE SIGN WITHIN BOX)              DATE                      P93964



----------------------------------              ---------------
Signature (Joint Owners)                        Date